UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 12, 2019

ALLIED MOTION TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-04041	84-0518115
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

495 Commerce Drive, Suite 3

Amherst, New York 14228

(Address of Principal Executive Offices, including zip code)

(716) 242-8634

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

During 2018, Allied Motion Technologies Inc. (the “Company”) engaged the Burke Group to provide input on trends in executive compensation and to obtain an outside perspective on the Company’s executive compensation practices and assist the Compensation Committee (the “Committee”) with peer group benchmarking analysis for 2019.  The compensation consultant reports directly to the Committee and carries out responsibilities as assigned by the Committee.

The Committee, with the assistance of the Burke Group, identified an appropriate peer group to use for purposes of a benchmarking analysis.  The Committee reviewed the compensation practices of the peer group members and integrated this information into their recommendations for 2019.

Target incentive awards for certain executive officers were identified as being below market.  At meetings on March 12, 2019, the Committee and the Board of Directors revised the cash and equity incentive awards for 2019 as follows:

Name and Principal Position	Cash Incentive Awards	Equity Incentive Awards

Richard S. Warzala President and Chief Executive Officer	Target cash incentive increased from 70% of base salary to 75% of base salary	Target equity incentive unchanged as a percentage of base salary

Michael R. Leach Chief Financial Officer	Target cash incentive increased from 40% of base salary to 50% of base salary	Target equity incentive increased from of 40% of base salary to 45% of base salary

Robert P. Maida Vice President of Operational Excellence	Target cash incentive increased from 40% of base salary to 50% of base salary	Target equity incentive increased from of 40% of base salary to 45% of base salary

The performance goals for the incentive plans were also reviewed and the Committee eliminated the change in sales performance metric from the annual equity incentive awards since such performance metric was already used for the long-term equity incentive awards. No other significant changes were made as existing goals align the executive compensation program with the Company’s strategic business goals.  At the March 12, 2019 meetings, Committee and the Board of Directors also implemented the following increases in base salary effective March 1, 2019:  Mr. Warzala increased by $32,500 to $550,000, Mr. Leach increased by $30,000 to $315,000 and Mr. Maida increased by $30,000 to $275,000.

Further details regarding the 2019 compensation program will be provided in the Company’s 2020 proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                  March 18, 2019

ALLIED MOTION TECHNOLOGIES INC.

By:	/s/ Michael R. Leach
Michael R. Leach
Chief Financial Officer